Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into between Group 1 Automotive, Inc. (“Employer”) and Earl J. Hesterberg (“Employee”), effective as of February 27, 2012 (the “Effective Date”).

RECITALS

WHEREAS, Employer and Employee previously entered into an employment agreement dated September 8, 2010 (the “Employment Agreement”); and

WHEREAS, Section 6.11 of the Employment Agreement contemplates that Employer and Employee may amend the Employment Agreement at any time, provided that such amendment is in writing and signed by both Employer and Employee; and

WHEREAS, Employer and Employee have determined that it is mutually beneficial to both parties to amend the Employment Agreement at this time to eliminate Section 3.5(iv) thereof, effective as of the Effective Date.

AGREEMENT

For and in consideration of the mutual promises, covenants and obligations contained in the Employment Agreement and herein, Employer and Employee agree as follows:

1. Effective as of the Effective Date, the Employment Agreement is hereby amended by deleting the existing Section 3.5(iv) thereof and renumbering the existing Section 3.5(v) thereof as the new Section 3.5(iv).

2. All other provisions of the Employment Agreement shall remain effective and unchanged by this Amendment.

IN WITNESS WHEREOF, Employer and Employee have duly executed this Amendment, which may be executed in multiple originals, to be effective on the date first stated above.

DATE:	February 27, 2012	GROUP 1 AUTOMOTIVE, INC.

By: /s/Max P. Watson, Jr.

Name:Max P. Watson

Title:Chairman, Compensation Committee

DATE:	February 27, 2012	/s/Earl J. Hesterberg

EARL J. HESTERBERG